                           OFFER TO PURCHASE FOR CASH

                                ALL OUTSTANDING
                      ORDINARY SHARES HELD BY U.S. PERSONS
                                      AND
                   ALL OUTSTANDING AMERICAN DEPOSITARY SHARES
       (EACH AMERICAN DEPOSITARY SHARE REPRESENTING FOUR ORDINARY SHARES)

                                       OF

                                NCL HOLDING ASA

                                       AT

 NORWEGIAN KRONER ("NOK") 35 OR THE DOLLAR EQUIVALENT THEREOF FOR EACH ORDINARY
                                     SHARE
                                      AND
    THE U.S. DOLLAR EQUIVALENT OF NOK 140 FOR EACH AMERICAN DEPOSITARY SHARE

                                       BY

                                ARRASAS LIMITED

                          A WHOLLY OWNED SUBSIDIARY OF

                                STAR CRUISES PLC

            PURSUANT TO THE OFFER TO PURCHASE DATED JANUARY 13, 2000

              THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
       12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 10, 2000
                          UNLESS THE OFFER IS EXTENDED

                                                                January 13, 2000

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Arrasas Limited, an Isle of Man company (the "OFFEROR") and a wholly owned subsidiary of Star Cruises PLC, an Isle of Man company ("STAR"), is making an offer for all outstanding ordinary shares, nominal value NOK 2.30 each ("SHARES"), that are held by U.S. Persons ("U.S. PERSONS," as defined in Regulation S under the Securities Act of 1933, as amended), and all outstanding American Depositary Shares, each representing four Shares ("ADSS" and, together with the Shares, the "SECURITIES"), of NCL Holding ASA, a Norwegian company ("NCL"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 13, 2000 (the "OFFER TO PURCHASE") and the related Acceptance Form and Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "U.S. OFFER"). The U.S. Offer is being made to all holders of Shares who are U.S. Persons and to all holders of ADSs. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name, or in the name of your nominee. Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1. The Offer to Purchase dated January 13, 2000;

          2. The Acceptance Form to be used by holders of Shares in accepting the U.S. Offer, including Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9;

          3. A printed form of letter that may be sent to your clients for whose accounts you hold Shares registered in your name, or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the U.S. Offer; and

          4. Return envelope addressed to Den norske Bank ASA (the "NORWAY RECEIVING AGENT") for tendering Shares.

     ADSS CANNOT BE TENDERED BY MEANS OF THE ENCLOSED ACCEPTANCE FORM (WHICH IS EXCLUSIVELY FOR USE IN RESPECT OF SHARES). IF YOU OR YOUR CLIENTS HOLD ADSS, YOU SHOULD RECEIVE A LETTER OF TRANSMITTAL FOR TENDERING SUCH ADSS IN THE U.S. OFFER, WHICH YOU CAN ALSO OBTAIN FROM THE OFFEROR'S INFORMATION AGENT BY TELEPHONE TOLL FREE AT (800) 322-2885 OR COLLECT (212) 929-5500 OR AT THE ADDRESS SET FORTH IN THE OFFER TO PURCHASE.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     Please note the following:

          1. The U.S. Offer is being made for all outstanding Shares held by U.S. Persons and for all outstanding ADSs. The Offeror will, upon the terms of the U.S. Offer, purchase the Shares and ADSs validly tendered and not properly withdrawn before the Expiration Time. The U.S. Offer is open to all holders of Shares who are U.S. Persons and to all holders of ADSs.

          2. The price to be paid in the U.S. Offer for the Shares is NOK 35 per Share, net to the seller in cash, without interest (the "SHARE OFFER PRICE"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Acceptance Form; provided, however, that at the option of any holder of Shares tendered in the U.S. Offer, such holder may elect to receive the U.S. Dollar equivalent of the Share Offer Price for the holder's Shares.

          3. Tendering holders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Acceptance Form, stock transfer taxes in respect of the purchase of the Shares pursuant to the U.S. Offer. However, U.S. Federal income tax withholding at a rate of 31% may, under certain circumstances, be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See the Acceptance Form.

          4. The U.S. Offer will expire at 12:00 midnight, New York City time, on Thursday, February 10, 2000, unless extended.

          5. Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, within 10 business days after the date of the U.S. Offer, NCL is required to provide NCL's securityholders a statement of NCL's position with respect to the U.S. Offer.

          6. Notwithstanding any other provision of the U.S. Offer, payment for Shares tendered and accepted for payment pursuant to the U.S. Offer will be made only after receipt by the Norway Receiving Agent before the Expiration Time of a properly completed and executed Acceptance Form and any other required documents.

          7. In the event that at any time after completion of the Offers the Offeror (together with Star and any other subsidiaries of Star) owns more than 90% of the Shares then outstanding, the Offeror will have the right under Norwegian law, and it currently intends, to take the steps necessary to initiate and effect a compulsory acquisition for cash of any Securities not already owned by the Offeror. The amount that will be payable in the compulsory acquisition will be determined pursuant to Norwegian law and may be more or less than the price payable in the U.S. Offer. See the Offer to Purchase for further information.

     In order for a holder of Shares to validly tender Shares pursuant to the U.S. Offer, the Acceptance Form must be signed by the shareholder or an authorized representative of such shareholder (and accompanied by proper evidence satisfactory to the Norway Receiving Agent of such representative's authority) and delivered to the Norway Receiving Agent by mail or hand delivery or by facsimile transmission before the Expiration Time. If the account in the VPS to which such Shares are credited has been encumbered, the person in whose favor such encumbrance has been granted must consent to the transfer of the Shares free of any encumbrances by endorsing the Acceptance Form.

     The Offeror will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of ADSs pursuant to the U.S. Offer. The Offeror will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Requests for copies of the enclosed materials should be directed to Alfred Berg Norge ASA, the manager of the International Offer, at its address and telephone number set out on the back cover page of the Offer to Purchase.

                                          Very truly yours,

                                          Arrasas Limited

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF ARRASAS LIMITED, STAR CRUISES PLC, NCL HOLDING ASA, DEN NORSKE BANK ASA, THE BANK OF NEW YORK, MACKENZIE PARTNERS, INC., ALFRED BERG NORGE ASA OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE U.S. OFFER, OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

The U.S. Offer is not being made to, nor will tenders be accepted from, or on behalf of holders of Securities in any jurisdiction in which the making or acceptance of the U.S. Offer would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer shall be deemed to be made on behalf of the Offerors by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                                        3